UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2015
Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.
Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for the registrant for the third quarter of fiscal year 2015, and forward-looking statements relating to 2015, as presented in a press release of November 9, 2015. The information in this Current Report on Form 8-K is furnished under Item 2.02 - "Results of Operations and Financial Condition." Such information, including the exhibits attached hereto, shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2015, the Board of Directors of Lionbridge Technologies, Inc. (the “Company”) appointed Marc Litz as Chief Financial Officer (principal financial officer and principal accounting officer) of the Company, effective immediately. Donald Muir, formerly Senior Vice President and Chief Financial Officer (and principal financial officer), is leaving the Company to pursue new opportunities. Mr. Muir will remain with the Company in an advisory role until January 15, 2016 to assist in the transition.
Mr. Litz, age 39, has served as Vice President Finance and Corporate Controller of the Company since August 2012. Before joining the Company, Mr. Litz served as Director of Finance and Assistant Corporate Controller for Sapient Corporation from June 2006 through August 2012.
In connection with Mr. Muir’s departure from the Company, the Company entered into a letter agreement with Mr. Muir that provides him with (a) the payment of cash severance equal to 52 weeks of his base salary, (b) the payment of his annual cash incentive compensation for 2015, if earned, in accordance with the Company’s Management Incentive Plan, and (c) payment by the Company of the employer portion of the premium for continued coverage under the Company’s group dental and medical insurance plans under COBRA during the severance pay period and for one year thereafter. The letter agreement includes a general release of claims by Mr. Muir and covenants relating to certain continuing obligations of Mr. Muir. The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 8.01 Other Events
On November 9, 2015, the Company announced that its Board of Directors authorized a share repurchase program allowing the Company to repurchase up to $50 million of the Company’s common stock through the end of fiscal year 2018, and that the Company has acquired Geotext Translations, Inc., a privately held provider of legal translation services. The stock repurchase program and the acquisition of Geotext Translations, Inc. are further described in press releases attached as Exhibits 99.2 and 99.3, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release issued by Lionbridge Technologies, Inc. dated November 9, 2015.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

November 9, 2015	By:	/S/ MARC E. LITZ
Marc E. Litz
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
10.1	Transition agreement dated November 06, 2015
99.1	Press release dated November 09, 2015
99.2	Press release dated November 09, 2015
99.3	Press release dated November 09, 2015